UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	April 4, 2014

Natural Health Trends Corp.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-26272	59-2705336
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4514 Cole Avenue, Suite 1400, Dallas, Texas	75205
(Address of Principal Executive Offices)	(Zip Code)

(972) 241-4080
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Annual Incentive Plan

On April 4, 2014, the Board of Directors of Natural Health Trends Corp. (the “Company”) approved the Annual Incentive Plan (the “Annual Plan”) for employees, including its named executive officers, designated by the Board of Directors (or a committee thereof) to participate in the Annual Plan for a specified year by providing them with the opportunity to earn financial rewards for their role in ensuring that the Company meets its objectives based upon the extent to which specified performance or other goals have been achieved or exceeded for an applicable year. The Annual Plan aims to align the interests of the eligible employees with those of the Company’s stockholders.

The initial year of the Annual Plan shall commence on January 1, 2014. The Board of Directors (or a committee thereof) shall establish one or more objective performance goals for each participant or for any group of participants based on one or more measures as stated in the Annual Plan.

Any payments earned under an individual award opportunity shall be payable in cash in eleven equal consecutive monthly installments commencing in February of the calendar year immediately following the conclusion of the plan year to which the individual award opportunity relates.

2014 Long-Term Incentive Plan

On April 4, 2014, the Board of Directors approved the 2014 Long-Term Incentive Plan (the “LTI Plan”) for employees, including its named executive officers, designated by the Board of Directors (or a committee thereof) to participate in the LTI Plan for a specified performance period by providing them with the opportunity to earn financial rewards for their role in ensuring that the Company meets its long-term objectives based upon the extent to which specified performance or other goals have been achieved or exceeded for an applicable performance period. The LTI Plan aims to align the interests of the eligible employees with those of the Company’s stockholders.

A performance period shall mean each individual calendar year over the seven-year period commencing on January 1, 2014 and ending on December 31, 2020 for which performance or other goals are established. The Board of Directors (or a committee thereof) shall establish one or more objective performance goals for each participant or for any group of participants based on one or more measures as stated in the LTI Plan.

Fifty percent of any payments earned under an individual award opportunity shall be payable in cash in thirty-five equal consecutive monthly installments commencing in February of the calendar year immediately following the conclusion of the performance period to which the individual award opportunity relates, and the remaining fifty percent of the payment earned under an individual award opportunity for a performance period shall be payable in cash in thirty-five equal consecutive monthly installments commencing in February 2021 and ending in December 2023.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits.

10.1     Annual Incentive Plan

10.2     2014 Long-Term Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 8, 2014

NATURAL HEALTH TRENDS CORP.

	By:	/s/ Timothy S. Davidson
Timothy S. Davidson
Senior Vice President and Chief Financial Officer